 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2017

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 15th FLOOR, SALT LAKE CITY, UTAH	84133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-844-7637

N/A
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(b)     On March 29, 2017, the Board of Directors (the “Board”) of Zions Bancorporation (the “Company”) granted a waiver to the Company’s Code of Business Conduct and Ethics (the “Code”) that had been requested by Harris Simmons, the Chief Executive Officer and Chairman of the Company. The waiver allows Mr. Simmons to invest in a commercial real estate development entity in Houston, Texas that is being formed by a former chairman of Amegy Bank who continues to be employed by the Company’s wholly-owned subsidiary on a part-time basis.

Mr. Simmons requested the waiver because of the possible applicability of Sections 3.3 and 3.9 of the Code, which prohibit employees from making loans to or investments in prospective customers or other employees. In his request, Mr. Simmons noted that the Company will not lend to or invest in the entity, and the Company will prohibit overdrafts with respect to any deposit accounts that the entity elects to have with the Company. The Board found the waiver to be consistent with Section 6.1 of the Code, which allows waivers that involve immaterial variations from the Code or which are within the spirit of the Code. J. David Heaney, a director of the Company; Scott McLean, President and Chief Operating Officer of the Company; Steve Stephens, Executive Vice President of the Company and Chief Executive Officer of the Company’s subsidiary, ZB, National Association-Amegy Bank; and three other non-executive officers of the Company or its subsidiaries also plan to invest in the entity and received waivers where applicable.

signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: April 4, 2017	By: /s/ Thomas E. Laursen Thomas E. Laursen Executive Vice President, General Counsel and Secretary